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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                             ----------------------

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 8, 2000
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                               ZEBRAMART.COM, INC.
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             (Exact name of registrant as specified in its charter)

                         667 Madison Avenue, 20th Floor
                            New York, New York 10021
                    (Address of principal executive offices)


                                 (212) 396-0606
                         (Registrant's telephone number)

                           1301 5th Avenue, Suite 3001
                            Seattle, Washington 98101
                        (Former name and former address)

            NEVADA                     000-28713            88-0443120
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification No.)



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ITEM 5. other events

On September 18, 2000, zebramart.com, inc. (the "Company") issued a press release regarding the acquisition of a 30% interest in Cottage Ventures, LLC and the sale of assets of the Company's wholly owned subsidiary, MyFavoriteShoe.com, Inc. This press release is attached as Exhibit 1 and is incorporated herein by reference.

On September 8, 2000, MyFavoriteShoe.com, Inc. ("MFS") closed on the sale of its internet shoe operations to Shoedini.com, Inc. for consideration that included an undisclosed amount of cash and the assumption of an undisclosed amount of liabilities. Assets sold included inventory and various MFS records and intellectual property. After costs associated with the transaction, the proceeds from the asset sale are not enough to materially reduce the liabilities of MFS. Consequently, MFS is not expected to survive as an ongoing concern nor contribute any value to the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of the Business Acquired.
                         Not Applicable.

         (b)  Pro Forma Financial Information.
                         Not Applicable.

         (c)  Exhibits.

            Exhibit No.     Description
            -----------     -----------

              99.1          Press Release dated September 18, 2000:
                            zebramart.com, inc. Completes Acquisition of
                            Stake in Cottage Ventures, LLC; Divests Online Shoe Operations



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      ZEBRAMART.COM, INC.



Dated:  September 22, 2000             By:   /s/  Daniel J. Mackell
                                       ----------------------------------
                                       Daniel J. Mackell
                                       Chairman, Chief Executive Officer and
                                       President